Exhibit 99.1

PRESS RELEASE

August 15, 2016

MAA and Post Properties to merge in $17 billion combination

Creates the premier Sunbelt-focused multifamily REIT

Combined total enterprise value of $17 billion and equity market capitalization of $12 billion

Merged company will own 105,000 apartment units representing the largest publicly traded REIT portfolio by number of owned apartments

MEMPHIS, TN, and ATLANTA, GA, August 15, 2016 /PRNEWSWIRE/ MAA (NYSE: MAA) and Post Properties, Inc. (NYSE: PPS) today announced that they have entered into a definitive merger agreement under which Post Properties, Inc. will merge with and into MAA, creating a Sunbelt-focused, publicly traded, multifamily REIT with enhanced capabilities to deliver superior value for residents, shareholders and employees. The combined company is expected to have a pro forma equity market capitalization of approximately $12 billion and a total market capitalization of approximately $17 billion.

Under the terms of the agreement, each share of Post common stock will be converted into 0.71 shares of newly issued MAA common stock. On a pro forma basis, following the merger, former MAA equity holders will hold approximately 67.7 percent of the combined company’s equity, and former Post equity holders will hold approximately 32.3 percent. The all-stock merger is intended to be a tax-deferred transaction. The merger is subject to customary closing conditions, including receipt of the approval of a majority of both the MAA and Post shareholders. The parties currently expect the transaction to close during the fourth quarter of 2016.

The merger brings together two highly complementary multifamily portfolios with a combined asset base consisting of approximately 105,000 multifamily units in 317 properties. The combined company will maintain strategic diversity across urban and suburban locations in large and secondary markets within the high-growth Sunbelt region of the U.S. The combined company’s ten largest markets by unit count will be Atlanta, Dallas, Austin, Charlotte, Raleigh, Orlando, Tampa, Fort Worth, Houston and Washington, DC.

Commenting on the merger, H. Eric Bolton, Jr., MAA Chairman and CEO, said, “The combination of MAA and Post will establish the leading apartment real estate platform focused on the high-growth Sunbelt region of the country with significant competitive advantages to drive superior value for our shareholders, residents and employees. The combined company will capture a broader market and submarket footprint, with improved rental price-point diversification that will support an enhanced level of performance over the full real estate cycle. Further, the Post development platform, with a strong history of value accretive new development, supported by the newly combined company platform, will expand external growth and accretive capital recycling opportunities for MAA.”

Said David P. Stockert, Post’s CEO and President, “This merger redefines the combined company in terms of product, capability and capacity for consistent growth. Its unique position in the apartment REIT space and strength of its financial position should drive an advantageous cost of capital and value for shareholders of both companies. Post shareholders are receiving an attractive value for our assets and business and a 24 percent increase in the dividend, while preserving the continuing opportunity to participate in the combined company’s ongoing success.”

Leadership and Organization

Both the Board of Directors of MAA and Board of Directors of Post have unanimously approved the merger. The number of directors on MAA’s Board of Directors will be increased to 13, of which 3 directors will be designated by Post from its existing Board of Directors and appointed to the MAA Board. H. Eric Bolton, Jr., MAA’s CEO and Chairman of the Board of Directors, will serve as CEO and Chairman of the Board of Directors of the combined company. Alan B. Graf, Jr. will continue to serve as Lead Independent Director for the combined company.

Upon completion of the merger, the company will retain the MAA name and will trade under the ticker symbol MAA (NYSE). Following the closing of the transaction, the combined company’s corporate headquarters will be located in Memphis, TN with the company also maintaining a significant presence in Atlanta, GA and Dallas, TX, including management and resources supporting new development operations.

Anticipated Synergies

Annual gross synergies are estimated to be approximately $20 million. The combined company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform. In addition, through enhanced scale and leveraging of the combined company’s state-of-the-art technology and operating systems, MAA expects the combined company to capture enhanced operating margins. These savings and enhancements are expected to be realized upon full integration, which is expected to occur over the 12-month period following the closing of the merger.

Pro Forma Operations and Balance Sheet

Both companies have high quality properties diversified across the high-growth Sunbelt region. On a consolidated basis the company will have a strong and balanced presence in both large and select secondary markets. With a significant regional and market overlap, meaningful opportunity for synergy and margin improvement is expected. The combined company is committed to a strategy aimed at driving superior long-term shareholder performance with a full-cycle performance profile and objective. In addition, the combined company is expected to have significant liquidity, a strong investment-grade balance sheet and a well-staggered debt maturity profile provided by long-standing lending partners.

Dividend Policy and Declaration

The timing of the pre-closing dividends of MAA and Post will be coordinated such that, if one set of shareholders receives their dividend for a particular quarter prior to the closing of the merger, the other set of shareholders will also receive their dividend for such quarter prior to the closing of the merger.

Advisors

Citigroup Global Markets Inc. is acting as financial advisor, and Goodwin Procter LLP and Bass, Berry & Sims are acting as legal advisors to MAA. JP Morgan is acting as financial advisor, and King & Spalding is acting as legal advisor to Post.

Conference Call and Webcast

The companies will host a conference call on Monday, August 15, 2016 at 7:30am CDT to discuss the proposed merger. Participants will include MAA’s CEO and Post’s CEO. The conference call-in number is (888)-632-3384 (Domestic); or 785-424-1675 (International) or interested parties can join the live webcast of the conference call by accessing the Investor Relations section of each company’s website at http://ir.maac.com or at http://www.postproperties.com/investor.

A transcript of the call and the conference call replay will be posted when available on the respective companies’ websites under the Investor Relations sections.

About MAA

MAA is a self-administered, self-managed real estate investment trust, which owns 80,846 apartment units throughout the Southeast and Southwest regions of the United States.

CONTACT:	MAA Investor Relations
investor.relations@maac.com
Tim Argo, Senior Vice President, Finance
866-576-9689

About Post

Post Properties, founded 45 years ago, is a leading developer and operator of upscale multifamily communities. Operating as a real estate investment trust (“REIT”), the company focuses on developing and managing Post® branded high density urban and resort-style garden apartments. Post Properties is headquartered in Atlanta, Georgia, and has operations in ten markets across the country.

As of June 30, 2016, Post Properties has interests in 24,162 apartment units in 61 communities, including 1,471 apartment units in four communities held in unconsolidated entities and 2,630 apartment units in seven communities currently under development or in lease-up.

CONTACT:	Post Properties, Inc.
Dave Stockert, CEO and President
dave.stockert@postproperties.com
404-846-6166

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Post operate and beliefs of and assumptions made by MAA management and Post management, involve uncertainties that could significantly affect the financial results of MAA or Post or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger between MAA and Post, including future financial and operating results, the attractiveness of the value to be received by Post shareholders, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for the companies’ properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Post from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Post undertakes any duty to update any forward-looking statements appearing in this document.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger pursuant to the terms of the Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P.

In connection with the proposed merger, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and Post that also constitutes a prospectus of MAA, which joint proxy statement/prospectus will be mailed or otherwise disseminated to MAA and Post shareholders when it becomes available. MAA and Post also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and Post with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Tim Argo, Senior Vice President, Finance at 866-576-9689. Copies of the documents filed by Post with the SEC will be available free of charge on Post’s website at www.postproperties.com or by contacting Polly Butler, Investor Relations at 404-846-5022.

Certain Information Regarding Participants

MAA and Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on April 14, 2016 in connection with its 2016 annual meeting of shareholders and in Form 4s of MAA’s directors and executive officers filed with the SEC. You can find information about Post’s executive officers and directors in Post’s definitive proxy statement filed with the SEC on April 12, 2016 in connection with its 2016 annual meeting of shareholders and in Form 4s of Post’s directors and executive officers filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or Post using the sources indicated above.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SOURCE MAA; Post Properties, Inc.